                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                          UNIMED PHARMACEUTICALS, INC.
                                       AT

                              $12.00 NET PER SHARE

                                       BY

                          UTAH ACQUISITION CORPORATION
                      A DIRECT WHOLLY OWNED SUBSIDIARY OF

                          SOLVAY PHARMACEUTICALS, INC.
                   AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  SOLVAY S.A.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, JULY 15, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated June 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Utah Acquisition Corporation, a Delaware corporation ("Merger Sub") which is a direct wholly owned subsidiary of Solvay Pharmaceuticals, Inc., a Georgia corporation ("Purchaser") and an indirect wholly owned subsidiary of Solvay S.A., a Belgian societe anonyme ("Parent"), to purchase for cash, all of the outstanding shares of Common Stock, par value $.25 per share (the "Common Stock"), including the associated rights (the "Rights"), of Unimed Pharmaceuticals, Inc. a Delaware corporation (the "Company") (the Common Stock and the Rights being together are referred to herein as the "Shares"), on the terms and subject to the conditions set forth in the Offer (together with, if the Offer is extended or amended, the terms of such extension or amendment). Also enclosed is the letter to stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer price is $12.00 per Share, net to the Seller in cash (but subject to any applicable tax withholdings) (the "Merger
        Consideration"), without interest thereon, upon the terms and subject to the conditions of the Offer.

     2. The Offer is being made for all of the outstanding Shares.

     3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT (AS DEFINED BELOW), THE OFFER AND THE MERGER (AS DEFINED BELOW) AND DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT ALL HOLDERS OF SHARES ACCEPT THE OFFER AND IMMEDIATELY TENDER THEIR SHARES PURSUANT TO THE OFFER. DR. JOHN N. KAPOOR, CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE SINGLE LARGEST HOLDER OF SHARES, HAS EXECUTED A LETTER CONFIRMING THAT HE WILL, SUBJECT TO HIS FIDUCIARY DUTIES AS A TRUSTEE OF CERTAIN TRUSTS HOLDING SHARES, TENDER ALL SHARES THAT HE OWNS EITHER DIRECTLY OR BENEFICIALLY TO MERGER SUB. THE BOARD OF DIRECTORS OF THE COMPANY HAS RESOLVED THAT ALL DIRECTORS INTEND TO TENDER THE SHARES THAT THEY OWN DIRECTLY OR BENEFICIALLY TO MERGER SUB.

     4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares owned by Purchaser, Merger Sub and any other direct or indirect subsidiary of Purchaser, constitute more than 50% of the voting power (determined on a fully diluted basis) of all the securities of the company entitled to vote generally in the election of directors or in connection with a merger. The Offer is also subject to certain other conditions described in Section 13 of the Offer to Purchase.

     5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 15, 1999, UNLESS THE OFFER IS EXTENDED BY MERGER SUB (THE "EXPIRATION DATE").

     6. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 11, 1999 (the "Merger Agreement"), among the Company, Purchaser and Merger Sub, pursuant to which, after the completion of the Offer, Merger Sub will be merged with and into the Company (the "Merger") and each Share (other than Shares owned by Purchaser, Merger Sub or any other direct or indirect subsidiary of Purchaser and Shares that are held by stockholders exercising appraisal rights pursuant to
        Section 262 of the Delaware General Corporation Law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, the Merger Consideration or such greater amount as may be paid pursuant to the Offer. As a result of the Merger, the Company will become a direct wholly owned subsidiary of Purchaser and an indirect wholly owned subsidiary of Parent. The Merger Agreement is more fully described in
        Section 11 of the Offer to Purchase.

     7. Any stock transfer taxes applicable to a sale of Shares to Merger Sub will be borne by Merger Sub, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by Harris Trust Company of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                          UNIMED PHARMACEUTICALS, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated June 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Common Stock, par value $.25 per share (the "Common Stock"), including the associated rights (the "Rights"), of Unimed Pharmaceuticals, Inc., a Delaware corporation. The Common Stock and the Rights together are referred to herein as the "Shares."

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


Number of Shares to be Tendered:*                         SIGN HERE
     __________ Shares                                    --------------------------------------------------------
Daytime Area Code                                         --------------------------------------------------------
and Telephone No.                                         Signature(s)
----------------------------------                        --------------------------------------------------------
Taxpayer Identification                                   --------------------------------------------------------
No. or Social Security No.                                (Please print name(s) and address(es))
--------------------------
Dated: , 1999

---------------
* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.